UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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PANHANDLE OIL AND GAS INC.

(Name of Registrant as Specified in its Charter)

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Notice of Annual Shareholders Meeting

To be held March 7, 2018

To the Shareholders of Panhandle Oil and Gas Inc.:

Notice is hereby given that the annual meeting of the shareholders of Panhandle Oil and Gas Inc. (the “Company”) will be held at The Oklahoma History Center, 800 Nazih Zuhdi Drive (N.E. 23rd & Lincoln Blvd.), Oklahoma City, Oklahoma on Wednesday, March 7, 2018, at 9:00 a.m. local time, for the following purposes:

1. To elect the two nominees named in the accompanying proxy statement to serve as directors on the Company’s Board of Directors for terms of three years or until their successors are duly elected and qualified;

2. To ratify the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2018;

3. To approve on a non-binding advisory basis, the compensation of our named executive officers; and

4. To consider and act upon any other matter as may properly come before the meeting or any adjournment or postponement thereof.

Only holders of record of Common Stock at the close of business on January 19, 2018, will be entitled to vote at the meeting and any adjournments or postponements.

By Order of the Board of Directors

Lonnie J. Lowry, Secretary

Oklahoma City, Oklahoma

January 26, 2018

Your Vote Is Important.

Whether Or Not You Expect To Attend The Meeting, Please Mark, Sign And Date The Enclosed Proxy And Mail It Promptly In The Postage-Paid Envelope Provided.

Please Vote!

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Panhandle Oil and Gas Inc.

5400 N. Grand Boulevard, Suite 300

Oklahoma City, OK 73112-5688

Annual Shareholders Meeting

March 7, 2018

Notice of Annual Meeting

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Panhandle Oil and Gas Inc., an Oklahoma corporation (the “Company”, “Panhandle”, “we”, “us” and “our”), for use at the Company’s annual shareholders meeting (the “annual meeting”) to be held at The Oklahoma History Center, 800 Nazih Zuhdi Drive (N.E. 23rd & Lincoln Blvd.), Oklahoma City, Oklahoma, on Wednesday, March 7, 2018, at 9:00 a.m. local time, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Shareholders Meeting.

When the proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon. If no direction is indicated, the persons named on the enclosed proxy will vote the proxy FOR the nominees for director in Proposal No. 1 and FOR Proposal No. 2 and Proposal No. 3. Signed proxy cards without specified choices will be voted at the discretion of the proxies. Should other matters properly come before the meeting, the proxy will be voted as the Board may recommend, except proxies which are marked to deny discretionary authority.

If the enclosed form of proxy is executed and returned, it still may be revoked at any time before it is exercised by signing and sending to the Company a later dated proxy or a written revocation, or by attending the meeting and voting in person.

If your shares are held in “street name” (that is, through a bank, broker or other nominee), follow the voting instructions on the form you receive from such firm. If you hold shares in “street name” and would like to attend the meeting and vote in person, you will need to bring a proxy to the meeting signed by the nominee in whose name your shares are registered.

The mailing address of the Company is 5400 N. Grand Boulevard, Suite 300, Oklahoma City, OK 73112-5688. The Company anticipates that the proxies and proxy statements will be mailed to shareholders beginning on or about January 26, 2018. A copy of the Company’s Annual Report to Shareholders for the fiscal year ended September 30, 2017, accompanies this proxy statement.

The cost of soliciting proxies for the meeting will be paid by the Company. In addition to solicitation by mail, arrangements may be made with brokerage firms, banks and other custodians, nominees and fiduciaries to send proxy material to their principals. The Company will reimburse these institutions for their reasonable costs. No solicitation is to be made by specially engaged employees or other paid solicitors.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on March 7, 2018: this proxy statement, form of proxy and the Company’s 2017 Annual Report to Shareholders are available at the following website: www.proxydocs.com/phx.

PLEASE VOTE. YOUR VOTE IS VERY IMPORTANT.

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Voting of Common Stock

All holders of Common Stock of record at the close of business on January 19, 2018, will be entitled to vote at the meeting or any adjournments or postponements. As of January 19, 2018, there were 16,770,732 shares of Class A Common Stock, par value $0.01666 (“Common Stock”), outstanding, entitled to vote and owned by approximately 5,100 shareholders. A list of record shareholders entitled to vote at the meeting will be available for examination at least 10 days prior to the meeting at the Company’s offices during ordinary business hours and at the meeting.

The Amended Certificate of Incorporation of the Company provides for one vote for each share of Common Stock outstanding. At the meeting, each record holder of Common Stock will be entitled to cast one vote per share of Common Stock held on the record date. Votes may be cast by shareholders either in person or by proxy.

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for the purpose of determining a quorum. Broker “non-votes” are shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote (such as for the election of directors) and for which the broker or nominee has not received specific voting instructions from the beneficial owner. For purposes of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy card that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that particular matter, even though those shares will be considered present and entitled to vote for purposes of determining a quorum and may be entitled to vote on other matters.

Under the rules of the New York Stock Exchange, brokers or their nominees do not have the discretionary power to vote shares on most matters. At the meeting, they may only vote shares if they receive specific voting instructions from the beneficial owner. In very limited circumstances, brokers generally do have discretion to vote on matters deemed to be routine such as ratification of the appointment of our auditor. If your shares are held by a broker or other nominee, and if you do not provide such specific voting instructions, your shares cannot be voted for the election of directors or any Proposal other than ratification of the appointment of our independent registered public accounting firm.

The Board has adopted a majority vote standard for the election of directors in uncontested director elections. Accordingly, at the meeting, each nominee will be elected if the holders of a majority of shares of Common Stock present at the meeting and entitled to vote for the election of directors cast their votes “FOR” the nominee.

One of the two nominees for director at the meeting is currently a director of the Company. To be elected a director, the nominee for director who is not currently a director of the Company must receive “FOR” votes from the holders of a majority of the shares of Common Stock present at the meeting and entitled to vote for the election of directors.

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If the incumbent nominee for director fails to receive the required affirmative vote of the holders of a majority of the votes entitled to be cast for that director, under Oklahoma law and the Company’s Bylaws, the incumbent will remain in office until his or her successor is elected and qualified or until his or her earlier resignation, retirement, death or removal. If the incumbent nominee for director receives a greater number of votes “WITHHELD” from his or her election than votes “FOR”, he or she must promptly submit his or her offer of resignation from the Board for consideration by the Corporate Governance and Nominating Committee of the Board. The Corporate Governance and Nominating Committee will consider all relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. The Board will act on the offered resignation, taking into account such recommendation, and publicly disclose its decision regarding the offered resignation within 90 days from the date of the annual meeting. The director who offered his or her resignation will not participate in any proceedings with respect to his or her offered resignation. If the Board accepts the director’s offered resignation, the Corporate Governance and Nominating Committee will recommend to the Board whether to fill such vacancy or reduce the size of the Board. The Company’s Corporate Governance Guidelines and Bylaws can be viewed at the Company’s website: www.panhandleoilandgas.com.

Proposals No. 2 and No. 3 will be approved if the holders of a majority of shares of Common Stock present at the meeting and entitled to vote on each such Proposal vote “FOR” the Proposal.

The Company knows of no arrangements which would result in a change in control of the Company at any future date.

The Company knows of no other matters to come before the meeting. The Company did not receive any shareholder proposals. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters as the Board may recommend, except proxies which are marked to deny discretionary authority.

A proxy card is enclosed for your signature. Please return it immediately, marked, dated and signed. If your shares are held in “street name”, please provide voting instructions on the form you receive from your broker or other nominee.

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Proposal No. 1

Election of Two Directors for Three-Year Terms Ending in 2021

The current directors of the Company and their current Board Committee memberships are as follows:

		Positions/Offices Presently	Served As	Present
Name	Age	Held with the Company	Director Since	Term Ends
Paul F. Blanchard, Jr.	57	Director, President and Chief Executive Officer	2017	2020
Mark T. Behrman (2)(4)	55	Director	2017	2020
Lee M. Canaan (2)(4)	61	Director	2015	2018
Robert O. Lorenz (2)(3)	71	Lead Independent Director	2003	2019
Robert E. Robotti (3)(4)	64	Director	2004	2019
Darryl G. Smette (1)(2)(3)	70	Director	2010	2020
Chad L. Stephens III (2)(3)	62	Director	2017	2020

(1)	Mr. Smette has informed the Company that he plans to retire from the Board effective on the date of the 2018 annual meeting.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.
(4)	Member of the Corporate Governance and Nominating Committee.

Our Bylaws state that the Board shall be comprised of not less than five members with the exact number determined by resolution of the Board. The Board temporarily increased the size of the Board to eight members in August 2017 following the appointment of Chad L. Stephens III to the Board as the successor to retiring director Darryl G. Smette. Mr. Smette, who serves as chair of our Compensation Committee, agreed to remain on the Board for a few additional months to ensure a smooth transition, and he plans to retire from the Board on the date of the 2018 annual meeting. Upon Mr. Smette’s retirement, the Board intends to set the Board size at seven members. The Board is divided into three classes. Under the classified Board, at each annual shareholders’ meeting, the term of one class expires. Directors in each class ordinarily serve three-year terms, or until the director’s retirement or until his or her successor is elected and qualified.

The Board believes it is in the Company’s best interest to continue to have a classified board structure, with three-year terms for its directors, due to the uniqueness of Company assets, strategies and the minimal amount of shares outstanding. Panhandle’s ownership of perpetual fee mineral acres leads the Company to employ business strategies that are more long-term results oriented as compared to more traditional oil and gas exploration and production companies. This requires the Company’s directors to have a long-term outlook and understanding rather than being focused on short-term results. This focus on long-term results has served the Company well, with demonstrated operating and financial results that have created value for our shareholders.

Our Bylaws generally provide that a person may not stand for election or re-election as a director after attaining the age of 70.

Nominees for the vacancies for the three-year terms ending in 2021 are Lee M. Canaan and Peter B. Delaney.  Ms. Canaan is currently a director.  Mr. Delaney has never been a director of the Company.

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These two nominees were recommended by the Corporate Governance and Nominating Committee and approved by the Board. The Board has no reason to believe that any nominee will be unable to serve as a director. However, if any nominee should be unable for any reason to accept nomination or election, it is the intention of the persons named in the enclosed proxy to vote those proxies for the election of such other person or persons as the Board may recommend.

Nominees for Election to the Board of Directors for Three-Year Terms Ending in 2021

Set forth below is information about our nominees for election to the Board for three-year terms ending 2021. The biographical information appearing below regarding the nominees has been furnished to us by the respective nominees.

Lee M. Canaan is the founder and portfolio manager of Braeburn Capital Partners, LLC (a private investment management firm), established in 2003 in Bloomfield Hills, MI. She has served on the board of directors of the following publicly held companies: Noble International Ltd., Warren, MI, (a supplier to the automotive industry) from 2000 to 2004, where she served as the Compensation Committee Chairman from 2002 to 2004; Oakmont Acquisition Corporation, Bloomfield Hills, MI, (a special purpose acquisition corporation) from 2005 to 2007; Equal Energy Ltd., Oklahoma City, OK, (oil and gas exploration and production) from 2013 until its sale in 2014; and Rock Creek Pharmaceuticals, Sarasota, FL, (pharmaceutical research and development) from 2014 to 2016, where she also served as the chairman of the Audit and Nominating and Corporate Governance committees. She holds a bachelor’s degree in Geological Sciences, a master’s degree in Geophysics, and an MBA degree in Finance. She is also a Chartered Financial Analyst.

Ms. Canaan has over 35 years of oil and gas and investment management experience, starting her career as an Exploration Geophysicist at Amoco Production Company in Houston, TX, then ARCO in Los Angeles, CA, and AIM/Invesco in Houston, TX. She was elected to the Board in 2015.

Ms. Canaan’s qualifications to serve on the Board include her corporate finance, capital markets and merger and acquisition experience, her scientific background in geology and geophysics, her oil and gas exploration knowledge of North American basins and her experience serving as a director of several public companies.

Peter B. Delaney, age 64, is currently a principal with Tequesta Capital Partners, an entity which provides funding for various real estate and other ventures. He has held this position since 2016. Mr. Delaney was previously the Chairman and Chief Executive Officer of OGE Energy Corporation for the period 2007 to 2015. OGE Energy is a NYSE listed company and the parent company of OG&E, an electric utility provider, and owns a 50% interest in the General Partner of Enable Midstream Partners (NYSE: ENBL). Mr. Delaney was elected President of OGE Energy and as a member of its Board in 2007. Mr. Delaney retired as CEO of OGE Energy in May 2015 to step in as the Interim CEO of Enable Midstream Partners until December 2015. From 2002 to 2013, Mr. Delaney also served as CEO of Enogex, an OGE Energy subsidiary, involved in natural gas midstream services, and one of the predecessor companies to Enable Midstream Partners.

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During his tenure as CEO, OG&E received numerous industry awards, among them the 2012 Utility of the Year and the 2013 Edison Award, the industry’s highest honor.

Mr. Delaney previously completed a 16-year investment banking career on Wall Street, specializing in corporate finance and in providing other advisory services to electric utilities and other energy companies in the United States, Europe and South America. In addition to extensive capital markets experience, he provided advisory services in tender defense and mergers and acquisitions. Mr. Delaney was a Managing Director of UBS Inc., from 1997 until May 2001.

Mr. Delaney has served on the Board of Directors of the following companies: OGE Energy (Chairman) from 2007 to 2015, Enable Midstream Partners (Chairman) from 2013 to 2017 and the Federal Reserve Bank of Kansas City from 2012 to 2017. He currently serves on the Board of Directors of Integris Health System (comprised of hospitals and health providers throughout Oklahoma) (Chairman) since 2009, Appable (a technology start-up company) (Chairman) since 2016 and the Oklahoma City Boathouse Foundation (US Olympic and Paralympic Training Site) (Chairman) since 2007.

Mr. Delaney’s qualifications to serve on the Board include his extensive management experience in the energy industry, extensive investment banking experience, financial expertise and his record of service on the Board of Directors of public and non-public companies. His management experience in the natural gas midstream sector provides him with a sound knowledge base and perspective on issues affecting the energy business.

The Board of Directors Recommends Shareholders

Vote “FOR”

The Election of Lee M. Canaan and Peter B. Delaney

as Directors

Directors Whose Terms Continue Beyond the 2018 Annual Meeting and Who are Not Subject to Election this Year

Set forth below is information about our continuing directors whose terms of office do not expire at the 2018 Annual Meeting. The biographical information appearing below regarding the continuing directors has been furnished to us by the respective directors.

Directors Whose Terms End in 2019

Robert O. Lorenz is a former audit partner of Arthur Andersen LLP. He served as the managing partner of the Oklahoma City office beginning in 1994 and as the managing partner of the Oklahoma practice beginning in 2000. He retired from Arthur Andersen in 2002. Since 2005, Mr. Lorenz has been a director of OGE Energy Corp. (regulated electric utility and natural gas transportation), and was a director of Infinity Inc. (oil and gas exploration and development) from 2004 to 2009. He was elected to the Board in 2003.

Mr. Lorenz’s qualifications to serve on the Board include over 30 years in public accounting, his expertise in the areas of finance and accounting, and his broad experience as a director of public companies engaged in the energy business.

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Robert E. Robotti, since 1983, has been the president of Robotti Securities, LLC (a registered broker-dealer), president of Robotti & Company Advisors, LLC (a registered investment advisor), or their predecessors, and, since 1980, has been the managing member of Ravenswood Investment Company, LLC, which serves as the general partner of three investment partnerships, all located in New York, NY. Since 2007, Mr. Robotti has served as a managing member of Robotti Global Fund, LLC, a global equity fund. Mr. Robotti holds an MBA degree and is a member of the New York Society of Security Analysts. He was elected to the Board in 2004.

Mr. Robotti’s qualifications to serve on the Board include his extensive experience in the investment business as the owner of a registered broker-dealer and a registered investment advisor, as a portfolio manager and his experience as a director of public companies engaged in the energy business as well as other industries.

Directors Whose Terms End in 2020

Mark T. Behrman has been with LSB Industries, Inc. (“LSB”), Oklahoma City, (a manufacturer and marketer of chemical products for the agricultural, mining and industrial markets) since 2014. Mr. Behrman joined LSB as the Senior Vice President of Corporate Development and served in that capacity until June 2015 and has served as the Company’s Executive Vice President – Chief Financial Officer since that time. Prior to LSB, Mr. Behrman was Managing Director, Head of Investment Banking and Head of the Industrial and Energy Practices of Sterne Agee, Inc., New York, NY, (a full service investment bank) from 2007 to 2014. Mr. Behrman has over 25 years of investment banking experience and started his career at Paine Webber, Inc. and Drexel Burnham Lambert, Inc.

Mr. Behrman was previously a Co-founder and Senior Managing Director of BlueStone Capital Partners, LP/Trade.com Global Markets, Inc., New York, NY, (a privately held full service investment bank); Founder and Director of BlueStone/AFA Private Equity Fund; Co-founder and Chief Operating/Chief Financial Officer of Berko Products, LLC, New York, NY, (a privately held television and independent film production company); and Managing Director of Quantum Value Management, Detroit, MI, (a North America focused investment firm providing capital, operational and financial expertise). He was elected to the Board in 2017.

Mr. Behrman has served on the board of directors of the following publicly held companies: Noble International Ltd., Warren, MI, (a supplier to the automotive industry) from 1998 to 2007, where he also served as Audit Committee Chairman from 1998 to 2003; Oakmont Acquisition Corporation, Bloomfield Hills, MI, (a special purpose acquisition corporation) from 2005 to 2007; and Robocom Systems International, Massapequa, NY, (a developer and marketer of advanced warehouse management software solutions) from 1998 to 2000. Mr. Behrman holds an MBA in Finance degree and a Bachelor of Science degree in Accounting, Minor in Finance.

Mr. Behrman’s qualifications to serve on the Board include his extensive investment banking experience, his co-founding and management of several diverse businesses, his experience in accounting and finance and his previous experience as a director of several public companies.

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Paul F. Blanchard, Jr., was sole proprietor of a consulting petroleum engineering firm from 2007 to 2008, and served from 1997 to 2007 as Vice President, Mid-Continent Business Unit of Range Resources Corporation (oil and gas exploration and production). He joined the Company as Vice President and Chief Operating Officer in January 2009, was elected Senior Vice President and Chief Operating Officer in March 2010 and effective January 1, 2017, was elected President and Chief Executive Officer. Mr. Blanchard holds a Bachelor of Science degree in Petroleum Engineering. He was elected to the Board in 2017.

Mr. Blanchard’s qualifications to serve on the Board are his 18 years of executive management experience, along with his extensive oil and gas industry operational skills, which includes drilling, production and reservoir engineering, as well as marketing experience.

Chad L. Stephens serves as Senior Vice President – Corporate Development of Range Resources Corporation (“Range”), a position he has held since 2002. Mr. Stephens joined Range in 1990 as Senior Vice President – Southwest.  While at Range he has been responsible for the origination, valuation and acquisition or divestiture of over $4.0 billion of oil and gas producing properties.  Mr. Stephens currently serves on Range’s internal hedging committee and is responsible for the oversight of all gas, oil and NGL marketing and sales.  From 1988 to 1990, Mr. Stephens was with Duer Wagner & Co., an independent oil and gas producer.  Before that, he was an independent oil operator in Midland, Texas for four years.  From 1979 to 1984, Mr. Stephens was with Cities Service Company and HNG Oil Company.  Mr. Stephens holds a Bachelor of Arts degree in Finance and Land Management from the University of Texas. He was appointed to the Board in 2017.

Mr. Stephens’ qualifications to serve on the Board include his 38 years of oil and gas experience, the last 27 years having served in various senior management roles with Range Resources Corporation; including mergers and acquisitions, land and risk management, midstream logistics and commodity sales.

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Stock Ownership of Directors, Nominees and Executive Officers

The following table sets forth information with respect to the outstanding shares of Common Stock owned beneficially as of December 31, 2017, by each current director, nominee for director and named executive officer, individually and all directors and executive officers as a group.

	Amount of Shares	Percent of
Name of Beneficial Owner	Beneficially Owned(3)(4)	Common Stock

Mark T. Behrman (1)(5)	3,689	*
Paul F. Blanchard, Jr. (1)(2)(6)	266,484	1.6%
Lee M. Canaan (1)(5)	8,194	*
Peter B. Delaney (nominee for director)	500	*
Robert O. Lorenz (1)(5)	16,761	*
Lonnie J. Lowry (2)(6)	27,687	*
Robert E. Robotti (1)(5)	753,680	4.5%
Darryl G. Smette (1)(5)	10,446	*
Chad L. Stephens III (1)(5)	2,868	*
Freda R. Webb (2)(6)	35,873	*
Robb P. Winfield (2)(6)	30,608	*

All directors and executive officers as a group (11 persons)	1,156,790	6.9%

*	Less than 1% owned

(1)	Director
(2)	Executive Officer
(3)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.
(4)

The number of shares shown does not include future share amounts recorded to each non-employee director’s account under the Directors’ Deferred Compensation Plan. These future share amounts represent shares to be issued in the future and have no investment or voting authority. See “Compensation of Directors” - footnote (2) of table entitled “Non-Employee Directors Compensation For Fiscal 2017”, on page 14.

(5)	The number of shares includes vested and unvested shares of restricted stock granted to non-employee directors under the Company’s Amended 2010 Restricted Stock Plan.
(6)

The number of shares shown for Messrs. Blanchard, Lowry and Winfield and Ms. Webb include unvested shares of restricted stock awarded under the Company’s Amended 2010 Restricted Stock Plan and their shares in the Company’s ESOP Plan, in each case over which they exercise voting authority.

Lead Independent Director

Effective November 1, 2008, the Board named Robert O. Lorenz as Lead Independent Director and eliminated the position of Chairman of the Board. The Lead Independent Director determines the agenda and presides at all Board meetings and all executive sessions of non-employee directors. The Board adopted a “Charter of Lead Independent Director” which can be viewed at the Company’s website: www.panhandleoilandgas.com.

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Board Independence

Our Board annually determines the independence of each director and nominees for election as a director based on a review of the information provided by the directors and nominees. The Board makes these determinations under the New York Stock Exchange (“NYSE”) Listed Company Manual’s independence standards, applicable Securities and Exchange Commission (“SEC”) rules and our Corporate Governance Guidelines which can be viewed at the Company’s website: www.panhandleoilandgas.com. As a result of this evaluation, the Board affirmatively determined by resolution that each of our current non-employee directors and H. Grant Swartzwelder, who served as a director until January 2018, as well as nominee Peter B. Delaney, are independent under the listing standards of the NYSE, the requirements of the SEC and our Corporate Governance Guidelines. Paul F. Blanchard, Jr., is not independent based on his service as our President and Chief Executive Officer. Mr. Blanchard does not serve on any Board committee. Mr. Blanchard is the only director who is also an officer or employee of the Company.

Meetings and Committees of the Board of Directors

During the fiscal year ended September 30, 2017 (“fiscal 2017”), the Board held eight meetings. At each meeting, a quorum of directors was present. The non-employee directors hold executive sessions at each regularly scheduled Board meeting without management present. The Company expects all of its directors to attend each annual meeting. All of the then-current directors attended the 2017 Annual Meeting.

During fiscal 2017, each director attended at least 75% of the meetings of the Board and each of the Board committees on which he or she served. Chad L. Stephens III was appointed to the Board in August 2017 and to the Audit Committee and the Compensation Committee in October 2017 and attended all meetings of the Board and committees on which he served after the date of his appointment.

Each year, the Board and each of its committees conduct a formal evaluation of its performance. These evaluations address, among other matters, the qualifications and performance of individual directors, overall Board or committee dynamics, the quality of information received from management, the appropriateness of matters reviewed, and the quality of Board or committee deliberations. The results of these evaluations are discussed with the chairs of the relevant committees, the lead independent director, or the full Board in executive session, as appropriate.

The independent members of the Board are elected to various committees. The Board presently has three standing committees: Audit, Compensation, and Corporate Governance and Nominating. Each committee operates under a charter that has been approved by the Board, and the chair of each committee reports to the Board on actions taken at each committee meeting.

Throughout fiscal 2017 and currently, Robert O. Lorenz serves as chair and Lee M. Canaan and Darryl G. Smette serve as members of the Audit Committee, with Mark T. Behrman joining the Audit Committee in March 2017 and Chad L. Stephens III joining the Audit Committee in October 2017. Robert A. Reece served on the Audit Committee in fiscal 2017 until

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his retirement in March 2017. For information regarding the functions performed by the Audit Committee, its membership and the number of meetings held during fiscal 2017, see “Report of the Audit Committee” on page 17 below. The Board has determined that each member of the Audit Committee meets all applicable independence and financial literacy requirements of the Securities and Exchange Commission and of the New York Stock Exchange. Robert O. Lorenz, Mark T. Behrman and Lee M. Canaan have been determined by the Board to meet the “audit committee financial expert” requirements of the Securities and Exchange Commission. The Audit Committee Charter (which was most recently amended in December 2017) can be viewed at the Company’s website: www.panhandleoilandgas.com.

Throughout fiscal 2017 and currently, Darryl G. Smette serves as chair and Robert O. Lorenz and Robert E. Robotti serve as members of the Compensation Committee with Chad L. Stephens III joining the Compensation Committee in October 2017. H. Grant Swartzwelder served on the Compensation Committee in fiscal 2017 until his resignation in January 2018. Mr. Smette, the current chair, plans to retire from the Board on the date of the 2018 annual meeting. Each member meets applicable independence requirements, including the enhanced independence standards of the NYSE, and qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code and as a “Non-Employee Director” under SEC Rule 16b-3. The Compensation Committee met three times during fiscal 2017. The Committee reviews officer performance and recommends to the Board compensation amounts for executive officers and directors. See “Compensation Discussion and Analysis” on page 23 below. The Compensation Committee also oversees the administration of the Panhandle Oil and Gas Inc. Employee Stock Ownership and 401(k) Plan and Trust Agreement (the “ESOP Plan”). The Compensation Committee Charter (which was most recently amended in December 2016) can be viewed at the Company’s website: www.panhandleoilandgas.com.

Throughout fiscal 2017 and currently, Lee M. Canaan serves as chair and Robert E. Robotti serves as a member of the Corporate Governance and Nominating Committee, with Mark T. Behrman joining the Corporate Governance and Nominating Committee in March 2017. Robert A. Reece served on the Corporate Governance and Nominating Committee in fiscal 2017 until his retirement in March 2017 and H. Grant Swartzwelder served on the committee in fiscal 2017 until his resignation in January 2018. The Corporate Governance and Nominating Committee met four times during fiscal 2017. Functions of the Corporate Governance and Nominating Committee include: search for, identify and screen individuals qualified to become members of the Board; recommend to the Board when new members should be added to the Board; recommend to the Board individuals to fill vacant Board positions; recommend to the Board nominees for election as directors at the annual meeting; and recommend the committee structure of the Board and the directors who will serve as members and chairs of each committee. If a vacancy on the Board exists that will not be filled by an incumbent director, the Corporate Governance and Nominating Committee identifies prospective nominees primarily through business and industry contacts. At a minimum, in its assessment of potential Board candidates, the Corporate Governance and Nominating Committee will review each candidate’s character, wisdom, acumen, business skills and experience, understanding of and involvement in the oil and gas industry, and availability to devote the time and effort necessary to fulfill his or her responsibilities. It is the policy of the Company to seek the most qualified candidates for Board membership without regard to race, gender, national origin, religion or disability. The Corporate Governance and Nominating Committee will consider nominees proposed by

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shareholders of the Company if the requirements set forth in the Company’s Bylaws are satisfied. For more information, see “Shareholder Proposals” on page 41. Those nominations must include sufficient biographical information so that the Corporate Governance and Nominating Committee can appropriately assess the proposed nominee’s background and qualifications. To propose a prospective nominee for the Corporate Governance and Nominating Committee’s consideration, shareholders must submit the proposal in writing to Panhandle Oil and Gas Inc., Attention: Secretary, 5400 N. Grand Boulevard, Suite 300, Oklahoma City, OK 73112-5688. Any such submission must be accompanied by the proposed nominee’s written consent to being named as a nominee and to serve as a director, if elected. The Corporate Governance and Nominating Committee is responsible for overall corporate governance issues and compliance. The Corporate Governance and Nominating Committee reviews periodically the corporate governance policies and principles of the Company and oversees and evaluates compliance with the Company’s Codes of Ethics and Business Practices. These Codes and the Corporate Governance and Nominating Committee Charter (which was most recently amended in December 2015) can be viewed at the Company’s website: www.panhandleoilandgas.com.

Board Role in Risk Oversight

Management is responsible for day-to-day risk assessment and mitigation activities. The Board is responsible for risk oversight, focusing on the Company’s overall risk management strategy, its degree of tolerance for risk and the steps management is taking to manage the Company’s risk. This process is designed to provide to the Board timely visibility about the identification, assessment and management of critical risks. The Audit Committee assists the Board by annually reviewing and discussing with management this process and its functionality. The areas of critical risk include information technology, strategic, operational, compliance, environmental and financial risks. The Board, or the Audit Committee, receives this information through updates from the appropriate members of management to enable it to understand and monitor the Company’s risk management process. Information brought to the attention of the Audit Committee is then appropriately shared with the Board.

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Compensation of Directors

The following outlines the compensation for the Company’s non-employee directors for their services in all capacities in fiscal 2017.

The table below contains information with respect to fiscal 2017 compensation of non-employee directors who served in such capacity at any time during fiscal 2017. The fiscal 2017 compensation of Michael C. Coffman, who served as a director and our President and Chief Executive Officer through December 31, 2016, and Paul F. Blanchard, Jr., who serves as a director and our President and Chief Executive Officer effective January 1, 2017, is disclosed on page 33 under the caption “Executive Compensation – Summary Compensation Table”. Currently, the Company’s Deferred Compensation Plan for Non-Employee Directors (the “Directors’ Deferred Compensation Plan”) and the Company’s Amended 2010 Restricted Stock Plan (the “Restricted Stock Plan”) serve as the only equity incentive plans for its non-employee directors.

Annually, non-employee directors may elect to be included in the Directors’ Deferred Compensation Plan. The Directors’ Deferred Compensation Plan provides that each non-employee director may individually elect to be credited with future unissued shares of Company Common Stock rather than cash for all or a portion of the annual retainers, Board meeting fees and committee meeting fees otherwise payable to that director, and may elect to receive shares, if and when issued, over annual time periods up to ten years. These unissued shares are recorded to each director’s deferred compensation account at the closing market price of the shares (i) on the dates of the Board and committee meetings, and (ii) on the payment dates of the annual retainers. Dividends are credited to each deferred account on the record date of each declared dividend. Only upon a director’s retirement, resignation, termination, death, or a change-in-control of the Company will the shares recorded for such director under the Directors’ Deferred Compensation Plan be issued to the director. In the case of a change-in-control of the Company, all shares in the deferred accounts will be issued in a single lump sum to the appropriate directors at the closing of such change-in-control. The promise to issue such shares in the future is an unsecured obligation of the Company. All but two non-employee directors participated in the Directors’ Deferred Compensation Plan in fiscal 2017.

For fiscal 2017, non-employee directors received annual retainers of $37,500, $1,500 for attending each Board meeting, $1,000 for attending each committee meeting and out-of-pocket travel expenses for attending all meetings. Any director who traveled over 50 miles to attend a Board or committee meeting received an additional $500 for each meeting. During fiscal 2017, the Lead Independent Director and the chairs of the Audit, Compensation and Corporate Governance and Nominating Committees received additional annual retainers of $15,000, $10,000, $6,000, and $5,000, respectively. The annual retainers were paid in equal installments on December 31, 2016, and March 31, June 30 and September 30, 2017. This retainer and fee structure was guided by a study conducted by Longnecker & Associates, Houston, Texas (“Longnecker”), an independent compensation consultant retained by the Compensation Committee to review the Company’s Board compensation levels.

For fiscal 2018, non-employee directors will receive annual retainers of $37,500, $1,500 for attending each Board meeting, $1,000 for attending each committee meeting and out-of-

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pocket travel expenses for attending all meetings. Any director who travels over 50 miles to attend a Board or committee meeting receives an additional $500 for each meeting. In addition, the Lead Independent Director and the chairs of the Audit, Compensation and Corporate Governance and Nominating Committees will receive additional annual retainers of $15,000, $10,000, $7,000 and $7,000, respectively. These annual retainers are to be paid in equal installments on December 31, 2017, March 31, June 30 and September 30, 2018.

Any director who participates in a board meeting or committee meeting by conference telephone or other communications equipment receives only one-half of the fee paid for attendance in person at these meetings.

Based in part on a recommendation from Longnecker, an amendment to the Restricted Stock Plan was approved by the shareholders at the 2014 Annual Meeting, providing that all independent directors are eligible to participate in the Restricted Stock Plan. The initial grant of restricted stock to each director was valued at $35,000, vesting throughout calendar 2014. On March 4, 2015, each director was granted restricted stock valued at $35,000, vesting quarterly throughout calendar 2015. On December 9, 2015, the Board approved restricted stock awards to each director valued at $35,000, vesting quarterly throughout calendar 2016. On December 9, 2016, the Board approved restricted stock awards to each director valued at $35,000, vesting quarterly throughout calendar 2017. At its December 12, 2017, meeting, the Board approved restricted stock awards with a grant date of December 31, 2017, to each director in the amount of $35,000 which will vest quarterly throughout calendar 2018.

Non-Employee Directors Compensation For Fiscal 2017

Name	Fees Paid in Cash or Deferred(1)(2)	All Other Compensation(3)(4)	Total
Mark T. Behrman	$30,466	$35,052	$65,518
Lee M. Canaan	$67,000	$35,649	$102,649
Robert O. Lorenz	$80,750	$45,263	$126,013
Robert A. Reece (5)	$17,375	$7,649	$25,024
Robert E. Robotti	$60,250	$41,887	$102,137
Darryl G. Smette	$61,250	$37,327	$98,577
Chad L. Stephens III	$6,966	$14,663	$21,629
H. Grant Swartzwelder (6)	$60,250	$43,921	$104,171

(1)	All but two directors deferred 100% of their retainers and fees under the Directors’ Deferred Compensation Plan; two directors received cash payments for their retainers and fees.
(2)

At the end of fiscal 2017, the following future share amounts had been recorded to each director’s account under the Directors’ Deferred Compensation Plan: Behrman– 1,383; Canaan– 5,789; Lorenz– 66,609; Reece– 69,774; Robotti– 44,743; Smette– 14,615; Stephens– 0; and Swartzwelder– 57,515.

(3)

Includes dividends accrued under the Directors’ Deferred Compensation Plan. Under the Plan, dividends paid on the Common Stock are recorded to each Director’s account under the Plan on the record date of the dividend in the form of unissued shares. The amount recorded is based on the number of future unissued shares in each Director’s account and the closing market price of the Company Stock on each dividend record date. These future share amounts have no voting authority and the Directors have no investment authority with respect thereto.

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(4)

Except for Mr. Reece and Mr. Stephens, includes $35,000 for each non-employee director as a result of restricted stock awards in December 2016. Mr. Stephens received a $14,663 prorated stock award on August 1, 2017, when he began to serve on the Board. In accordance with applicable accounting standards, this amount represents the grant date fair value of the award on the award date.

(5)	Retired from the Board in March 2017.
(6)	Resigned from the Board in January 2018.

Share Ownership Guidelines for Directors

The Bylaws of the Company require non-employee directors to own shares of the Company’s Common Stock in order to be a Board member. To further align the interests of the Directors with the Company’s shareholders, each Director is expected to own that number of shares at the end of their fifth year of Board service which equals, on a cost basis, the aggregate amount of the three prior years’ annual Board retainers, annual restricted stock awards and meeting fees for the five regularly scheduled Board meetings held each year during such three- year period. Future unissued shares that have been recorded to the directors’ accounts under the Directors’ Deferred Compensation Plan may be used to satisfy this share ownership requirement.

Related Person Transactions

The Company has entered into indemnification agreements with each of its directors and executive officers.

Except as detailed below, none of the organizations described above in the business experiences of the Company’s directors, nominees for election to the Board and officers are parents, subsidiaries or affiliates of the Company, or conduct business with the Company. The Company for many years, in the ordinary course of its business, has participated on industry terms through its mineral acreage ownership in the drilling and completion of oil and gas wells in which Devon Energy Corporation serves as the operator. Retiring director, Darryl G. Smette retired as an Executive Vice President of Devon in August 2016.

None of the non-employee directors have ever been an officer or employee of the Company.

We review all transactions and relationships in which the Company and any of our directors, nominees for director, executive officers or any of their immediate family members may be participants, so as to determine whether any of these individuals have a direct or indirect material interest in any such transaction. We have developed and implemented processes and controls to obtain information from the directors and executive officers about related person transactions, and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in any such transaction. Transactions that are determined to be directly or indirectly material to a related person are disclosed in our proxy statement as required by SEC rules.

Pursuant to these processes, all directors and executive officers annually complete, sign and submit questionnaires that are designed to identify actual or potential conflicts of interest, related persons and any related person transactions. We also make appropriate inquiries as to the

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nature and extent of business that the Company may conduct with other companies for whom any of our directors or executive officers also serve as directors or executive officers. Under the Company’s Code of Ethics & Business Practices, if an actual or potential conflict of interest affects an executive officer or a director, he or she is to immediately disclose all the relevant facts and circumstances to the Company’s President or the Corporate Governance and Nominating Committee, as appropriate. If the Corporate Governance and Nominating Committee determines that there is a conflict, it will refer the matter to the Board, which will review the matter to make a final determination as to whether a conflict exists, and, if so, how the conflict should be resolved. In addition, the Audit Committee reviews all reports and disclosures of actual and potential related person transactions.

Compensation Committee Interlocks and Insider Participation

The functions and members of the Compensation Committee are set forth above under “Proposal No. 1 – Meetings and Committees of the Board of Directors.” All Committee members are independent under the enhanced independence standards of the NYSE for compensation committee members of NYSE listed companies.

Codes of Ethics

The Board has adopted a Code of Ethics & Business Practices applicable to all directors, officers and employees of the Company. Each director, officer and employee annually submits a signed statement that he or she is in compliance with the Company’s Code of Ethics & Business Practices. In addition, the Board has adopted a Code of Ethics for Senior Financial Officers. The Company’s Chief Executive Officer and Chief Financial Officer are required to sign this Code and will be held to the standards outlined in the Code. Copies of both Codes are available at the Company’s website: www.panhandleoilandgas.com.

Communications with the Board of Directors

The Company provides a process for shareholders and other interested parties to send communications to its Board. Shareholders or other interested parties who wish to contact the Lead Independent Director, the non-employee directors as a group, or any of its individual members may do so by writing: Board of Directors, Panhandle Oil and Gas Inc., 5400 N. Grand Boulevard, Suite 300, Oklahoma City, OK 73112-5688. Correspondence directed to any individual Board member is referred, unopened, to that member. Correspondence not directed to a particular Board member is referred, unopened, to the Lead Independent Director.

Proposal No. 2

Ratification of Selection of

Independent Registered Public Accounting Firm

The Audit Committee has directed the Company to submit the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2018 for ratification by the shareholders at the meeting. Neither the Company’s Bylaws nor other governing documents or law require shareholder ratification of the selection of Ernst & Young

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LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time during fiscal 2018 if it determines that such a change would be in the best interests of the Company and its shareholders.

A representative of Ernst & Young LLP is expected to attend the annual meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions from shareholders.

The Audit Committee has selected Ernst & Young LLP to conduct quarterly reviews for the first three fiscal quarters of fiscal 2018.

Report of the Audit Committee

The Audit Committee currently consists of five independent directors. Throughout fiscal 2017 and currently, Robert O. Lorenz serves as chair, and Lee M. Canaan and Darryl G. Smette serve as members of the Audit Committee, with Mark T. Behrman joining the Audit Committee in March 2017 and Chad L. Stephens III joining the Audit Committee in October 2017. Robert A. Reece served on the Audit Committee in fiscal 2017 until his retirement in March 2017. Four Audit Committee meetings were held during fiscal 2017. The Board has determined that all committee members are independent and financially literate as defined by NYSE listing standards and SEC regulations and that Mr. Lorenz, Mr. Behrman and Ms. Canaan are each an “audit committee financial expert” as defined by applicable SEC regulations. For purposes of complying with NYSE rules, the Board has determined that none of the Committee members currently serve on the audit committees of more than three public companies.

The Audit Committee Charter was last amended in December 2017. A copy of the amended Charter can be viewed at the Company’s website: www.panhandleoilandgas.com.

The Audit Committee’s primary responsibility is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting.

Disclosure Controls and Procedures. Management has established and maintains a system of disclosure controls and procedures designed to provide reasonable assurance that information required to be disclosed by the Company in the reports filed or submitted under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and includes controls and procedures designed to provide reasonable assurance that information required to be disclosed by the Company in those reports is accumulated and communicated to management, including the Chief Executive Officer and the Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. As of September 30, 2017, management conducted an evaluation of disclosure controls and procedures. Based on this evaluation, the Chief Executive

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Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures are effective to provide reasonable assurance that the information required to be disclosed in the reports filed or submitted under the Securities and Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. The Audit Committee discussed with management and Ernst & Young LLP, the Company’s independent registered public accounting firm (“independent accountants”), the quality and adequacy of the Company’s disclosure controls and procedures.

Internal Controls. Management has also established and maintains a system of internal controls over financial reporting as defined in Rule 13a-15(f) of the Securities Exchange Act of 1934. These internal controls are designed to provide reasonable assurance that the reported financial information is presented fairly, that disclosures are adequate and that the judgments inherent in the preparation of financial statements are reasonable. Management conducted an evaluation of the effectiveness of the Company’s internal control over financial reporting based on the framework set forth in Internal Control – Integrated Framework (as updated in 2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on management’s evaluation under the framework in Internal Control – Integrated Framework, management concluded that the Company’s internal control over financial reporting was effective as of September 30, 2017, as discussed in more detail in Management’s Report on Internal Control Over Financial Reporting, which was included in our Annual Report on Form 10-K for the year ended September 30, 2017, filed with the SEC on December 12, 2017. The effectiveness of the Company’s internal control over financial reporting as of September 30, 2017, has been audited by Ernst & Young LLP, as stated in its attestation report, which was included in our Annual Report on Form 10-K for the year ended September 30, 2017. The Audit Committee reviewed and discussed with management and Ernst & Young LLP the Company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Discussions with Management and Independent Accountants. In fulfilling its responsibilities, the Committee reviewed with management the audited financial statements included in the Company’s Annual Report on Form 10-K for fiscal 2017, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed the audited financial statements with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of those financial statements with the standards of the Public Company Accounting Oversight Board and its judgment as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit Committee discussed with the independent accountants such matters required under the standards of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee discussed with the independent accountants its independence from management and the Company, including matters in the written disclosures and letter received from the independent accountants as required by Public Company Accounting Oversight Board Rule 3526 (Communications with Audit Committee Concerning Independence). The Audit Committee met with the independent accountants, with and without management present, to discuss the overall scope and plans for their audit, the results of their examinations, their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.

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The Audit Committee also met with the independent accountants and management after the end of each of the first three 2017 fiscal quarters. At these meetings, the independent accountants’ review of quarterly results was presented and discussed and discussions were also held with management concerning these results.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2017 for filing with the Securities and Exchange Commission (which was filed on December 12, 2017).

Audit Committee
Robert O. Lorenz – Chair
Mark T. Behrman
Lee M. Canaan
Darryl G. Smette
Chad L. Stephens III

Independent Accountants’ Fees and Services

The following sets forth fees billed for audit and other services provided by Ernst & Young LLP for the fiscal years ended September 30, 2017, and September 30, 2016:

Fee Category	Fiscal 2017 Fees		Fiscal 2016 Fees
Audit Fees (1)	$ 425,001	(2)	$ 396,200
Audit-Related Fees	$ -		$ -
Tax Fees	$ -		$ -
All Other Fees	$ -		$ -
(1)	Includes fees for audit of annual financial statements, reviews of the related quarterly financial statements and internal control audits required by Section 404 of the Sarbanes-Oxley Act.
(2)	Includes fees of $15,000 for the review of S-3 and related 8-K filed in November 2017.

All services rendered by Ernst & Young LLP were permissible under applicable laws and regulations and were pre-approved by the Audit Committee. The Audit Committee’s pre-approval policy is set forth in the Audit Committee Charter which can be viewed at the Company’s website: www.panhandleoilandgas.com.

To ratify the selection of Ernst & Young LLP, a majority of the votes entitled to be cast on Proposal No. 2 must vote “FOR” ratification. Abstentions will have the effect of a vote “AGAINST” ratification.

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The Board of Directors Recommends Shareholders

Vote “FOR”

Ratification of Selection of Independent

Registered Public Accounting Firm

Proposal No. 3

Advisory Vote on Executive Compensation

The Securities Exchange Act of 1934 requires that we include in our proxy statements a non-binding vote on our executive compensation (commonly referred to as “Say-On-Pay”). At the 2014 Annual Meeting, the Board recommended, and the shareholders approved, that the Say-on-Pay vote should occur every year. Accordingly, Proposal No. 3 is included for a non-binding vote on our executive compensation as described in this Proxy Statement.

The first vote was taken in 2011, and 94% of the shares voted were cast in support of the Company’s executive compensation program. In 2016, 86% of the shares voted were cast in support of the program, and in 2017, 94% of the shares voted were cast in support of the program. We encourage shareholders to review the discussion on executive compensation contained in this Proxy Statement, the Compensation Discussion and Analysis section below on pages 23 to 32 and the Executive Compensation section on pages 33 to 40. The Company’s consistent value creation over time is attributable to a rigorously applied management process implemented over the years by successive teams of talented and committed executives. The Company’s executive compensation underpins and reinforces this process and the performance it generates. We believe our compensation program strikes the appropriate balance between utilizing fair and responsible pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our shareholders.

The Board strongly endorses the Company’s executive compensation program and recommends that the shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders approve on an advisory basis the compensation of the Company’s named executive officers as described in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders under “Compensation Discussion and Analysis” and “Executive Compensation” and the other related tabular and narrative disclosures contained in this Proxy Statement.

Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this Proposal. The Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

To approve the foregoing resolution, a majority of the votes entitled to be cast on Proposal No. 3 must vote “FOR” approval. Abstentions will have the effect of a vote “AGAINST” approval.

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The Board of Directors Recommends a Vote

“FOR”

Approval of the Company’s Executive Compensation

Executive Compensation Overview

For fiscal 2017, Panhandle’s executive compensation program was generally unchanged from fiscal 2016. The program is designed to reward the Company’s leadership team for operating and financial results for the year and for adding to and building per share value for our shareholders, measured on both yearly and long-term horizons. We believe our current program’s performance metrics are the correct measures to align shareholder interests and executive interests to Company performance over the short-, medium- and long-term horizons. Because of the unique assets and operating strategies of the Company, we believe it is imperative that its management team be engaged in and manage the Company based on a longer-term horizon than the typical oil and gas exploration and production company. Accordingly, our compensation programs and performance metric measurements are structured to achieve that purpose.

Summary of Current Compensation Program

•

Yearly base salaries of our executives are based on Company and individual results, overall responsibilities of each officer, expertise required in execution of the position and comparable peer company ranges,

•	Yearly cash bonus payments are based on achievement of Company operational performance metrics and subjective job responsibility performance goals of each officer,
•

Yearly Long-Term Incentive (LTI) restricted equity based compensation is used to motivate achievement of long-range goals of the Company and to reward individual achievement performance over longer-term horizons, and

•	Yearly LTI ultimate realization is based on employment longevity (25%) and per share market price performance (75%) of the Common Stock over the vesting period of the restricted stock grants.

Financial and Operating Performance – Fiscal 2017

The financial and operating results outlined below provide additional perspective on Panhandle’s fiscal 2017 performance:

•	Net income of $3,531,933, $0.21 per share, compared to a net loss of $10,286,884, $0.61 per share, for fiscal 2016;
•	Production of oil, natural gas and natural gas liquids (NGL) decreased 3% to 11.1 billion cubic feet equivalent (Bcfe) compared to fiscal 2016;
•	Proved reserves increased 36% to 168.6 Bcfe compared to fiscal year-end 2016;

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•	Generated cash from operating activities of $20.8 million in fiscal 2017, as compared to $25.8 million of fiscal 2017 capital expenditures;
•	Generated lease bonus income of $5.1 million in fiscal 2017, which is included in cash flow from operations;
•	Increased debt $7.7 million during fiscal 2017;
•	Continued to maintain a strong balance sheet.

Information About Our Executive Officers

The current executive officers of the Company are listed below. All officers hold office at the discretion of the Board and may be removed from office, with or without cause, at any time by the Board. Except as noted below, each executive officer has been elected to serve until the next annual meeting of the Board or until their earlier resignation or removal.

		Positions and Offices	Officer
Name (1)	Age	Presently Held With the Company	Since

Paul F. Blanchard, Jr.(2)	57	President and Chief Executive Officer	2009
Lonnie J. Lowry	65	Vice President, Corporate Secretary	2006
Freda R. Webb	61	Vice President, Operations	2017
Robb P. Winfield	43	Vice President, Chief Financial Officer and Controller	2009

(1)

During one of the past three years, Ben Spriestersbach was listed as an executive officer but he retired in October 2014. During the past three years, Michael C. Coffman was listed as an executive officer but he retired in December 2016.

(2)	Biographical information for Mr. Blanchard is set forth above in “Election of Directors – Directors Whose Terms End in 2020” on page 8.

Lonnie J. Lowry served as Vice President, Controller and Secretary from March 2006 until August 2007 when he was elected Vice President, Chief Financial Officer and Secretary. Effective January 1, 2017, he became Vice President, Corporate Secretary. From 2001 to 2006, he served as Controller of the Company. He had been Controller of Wood Oil Company, Tulsa, Oklahoma for 15 years prior to its acquisition by Panhandle in 2001. Mr. Lowry has a Bachelor of Science degree in Accounting from Oklahoma State University.

Freda R. Webb worked as a reservoir engineering consultant for the Company from 2011 to 2015. In 2015, she was appointed Reservoir Engineering Manager and was elected Vice President, Operations effective January 1, 2017. Prior to Panhandle, she held various reservoir engineering, acquisitions, corporate planning and management positions for Cities Services, Occidental Petroleum and Southwestern Energy and has more than 35 years of experience. Ms. Webb is a graduate of the University of Oklahoma with a Bachelor of Science degree in Mechanical Engineering and of the University of Southern California with a Master of Science degree in Petroleum Engineering.

Robb P. Winfield served as Controller from February 2008 to March 2009 and as Controller and Chief Accounting Officer from March 2009 through December 2016. He was elected Vice President, Chief Financial Officer and Controller effective January 1, 2017.

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Mr. Winfield was employed by Chesapeake Energy Corporation from 2004 to 2008 as Revenue Coordinator and Supervisor and was employed by Ernst & Young LLP as an auditor from 1999 to 2004. Mr. Winfield has a Bachelor of Business Administration degree with a major in Accounting from the University of Oklahoma.

Compensation Discussion and Analysis

Compensation Committee and Role of the Board of Directors in Fiscal 2017

The Compensation Committee is composed entirely of independent directors as defined by NYSE listing standards and SEC rules and has the responsibility for establishing, implementing and monitoring all facets of the compensation of the Company’s executive officers, which for fiscal 2017 include the following executive officers required to be named in this proxy statement pursuant to SEC rules:  our President and Chief Executive Officer, Paul F. Blanchard Jr.; our Vice President, Chief Financial Officer and Controller, Robb P. Winfield; our Vice President, Operations, Freda R. Webb; and our Vice President, Corporate Secretary, Lonnie J. Lowry.   On December 31, 2016, Michael C. Coffman, our former President and Chief Executive Officer, retired and thus for fiscal 2017, except where indicated, was not considered in the compensation decisions described in this Compensation Discussion and Analysis but would be considered a named executive officer under SEC rules and is accordingly included in the tabular disclosures below where applicable. In particular, the Committee’s role is to recommend to the Board for final approval, the compensation, benefit plans and policies, and, in addition, to review, approve and recommend to the Board annually all compensation decisions relating to the Chief Executive Officer and the other executive officers of the Company. The Committee reviews the executive compensation program and recommends compensation levels, performance metrics, executive bonus distributions and restricted stock awards. The Committee met three times during fiscal 2017. The Committee operates in accordance with its Charter, which sets forth its powers and responsibilities. A copy of the Charter of the Compensation Committee, which was most recently amended in December 2016, can be viewed at the Company’s website: www.panhandleoilandgas.com.

Compensation Philosophy and Objectives

The objectives of the Company’s compensation program are to:

•

Attract, retain and incentivize key executives, who are necessary to continue execution of the Company’s unique business strategies, including the ownership, management and use of mineral acreage in an oil and gas exploration and production company;

•	Motivate and reward individual performance and contributions and Company performance; and
•	Align the interests of our executives with those of our shareholders.

The principal elements of the executive compensation program are (i) yearly salary, (ii) annual cash bonus, (iii) restricted stock awards and (iv) contributions to the ESOP Plan. Awards of restricted stock pursuant to the Company’s Amended 2010 Restricted Stock Plan (the “Restricted Stock Plan”) are an integral part of the Company’s compensation program as a

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retention and long-term incentive form of compensation. The overall executive compensation program is used to meet the Company’s compensation objectives as follows:

•

Attract and retain key executives, reward the officers who contribute to the Company’s success, and motivate the officers to develop and execute short- medium- and long-term business strategies as well as meet annual goals approved by the Board;

•

Align the interests of our executives with those of the Company’s shareholders. In fiscal 2017, the Company used awards of restricted stock and contributions of Company stock to the ESOP Plan to align the financial interests of the executives with those of our shareholders and to provide a longer-term incentive form of compensation;

•

Motivate and reward individual performance and contributions. The Company’s evaluation of the individual performance of each executive officer affects most aspects of the executive’s compensation. Market data, individual performance and level of responsibility are considered in determining an executive’s annual salary and are important factors in deciding discretionary cash bonuses;

•	Use financial and operating performances of the Company and the market price performance of the Company’s Common Stock as key factors in determining compensation; and
•

Further align the structure of management compensation to Company performance and the enhancement of shareholder value by awarding shares under the Restricted Stock Plan. The share awards made in December of 2015, 2016 and 2017 contain different vesting provisions relating to continuous length of service to the Company and market price performance of the Company’s Common Stock.

Role of the Compensation Consultant

In an effort to align our executives’ compensation competitively with the market, the Compensation Committee engaged an outside, independent compensation consultant, Longnecker & Associates, Houston, Texas, to review levels and incentive components of the executives’ compensation for fiscal 2017. The primary role of Longnecker was to help identify peer companies and to provide the Compensation Committee with market data and information regarding compensation trends in our industry, base salaries, the design of our incentive programs and executive and director compensation levels. Management does not direct or oversee the retention or activities of Longnecker with respect to the Company’s executive compensation program. The Compensation Committee has sole authority to retain and terminate independent compensation consultants and to determine the terms of their retention. Longnecker takes direction from the Compensation Committee, as appropriate, reports directly to the Compensation Committee and does not provide any other services to Panhandle.

Role of Executive Officers

In fiscal 2017, the Compensation Committee and the Board, after receiving input from Longnecker, made all compensation decisions for the executive officers. The Compensation

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Committee and the Board reviewed the performance of Mr. Blanchard and Mr. Coffman, our current Chief Executive Officer and our retired Chief Executive Officer, respectively, and afterwards, set their compensation. Mr. Blanchard and Mr. Coffman were not present during these discussions. Mr. Blanchard made compensation recommendations to the Compensation Committee with respect to the other executive officers. Messrs. Lowry and Winfield and Ms. Webb were not present during these discussions. Neither Mr. Blanchard nor Mr. Coffman participated in the Compensation Committee or Board deliberations about executive compensation. The Board made the final decisions on the compensation of our executive officers.

Base Salaries and Annual Cash Bonuses

In December of each year, base salaries of the executive officers are set for the next calendar year and bonuses are determined based on the preceding fiscal year’s (year-end September 30) operational and financial performance. Base salaries and annual cash bonuses for executive officers are based on the individual’s responsibilities and experience, taking into account, among other factors, the individual’s initiative, contribution to the Company’s overall performance, handling of special projects or events during the year and yearly financial and operating results of the Company. Base salaries for executive officers are reviewed and compared to similar positions in the Company’s industry. The Compensation Committee, with the assistance of Longnecker, selected the following group of “peer companies” for comparison purposes in determining compensation for fiscal 2017.

Abraxas Petroleum Corp.	Lonestar Resources US Inc.
Approach Resources, Inc.	Mid-Con Energy Partners, LP
Contango Oil & Gas Company	PetroQuest Energy Inc.
Earthstone Energy, Inc.	PrimeEnergy Corporation
Evolution Petroleum Corporation	Resolute Energy Corporation
Gastar Exploration Inc.	Ring Energy, Inc.

Since the Company is not the same size and does not have the same complexity of drilling and field operations as most of the peer companies, the Compensation Committee uses the peer group comparison as a tool while considering many other factors.

Base Salaries. The base salaries of our executive officers are reviewed annually by the Compensation Committee and future salary adjustments, if any, are recommended to the Board for final approval. The Compensation Committee and the Board consider various factors, including:

•	overall responsibilities of the executive officers;
•	scope, level of experience and expertise required to successfully execute the executive officer’s position with the Company;
•	demonstrated individual performance of the executive officer; and
•	recommendation of the Chief Executive Officer with respect to other executive officers.

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Salaries for the named executive officers in fiscal 2017 are set forth below in the “Executive Compensation - Summary Compensation Table” on page 33 and were determined by the Board based on the considerations described above. Based on the above factors and considerations, in December 2017, the Board established the annual base salary for Mr. Blanchard at $317,000 for calendar year 2018 (“Calendar 2018”). Calendar 2018 base salaries established for the other executive officers were: Lonnie J. Lowry - $190,000; Freda R. Webb - $212,000; and Robb P. Winfield - $180,000.

Annual Cash Bonuses. Annual cash bonuses are determined by the weighting of objective performance metrics and subjective performance goals applicable to each executive officer. During an annual Company goal-setting process, the Compensation Committee and the Board approve Company objective performance metrics as well as more subjective performance goals that focus on the manner in which the Company’s oil and gas business is managed. These performance metrics are used in determining annual cash bonuses.

For fiscal years 2017 and 2016, the objective performance metrics, which addressed earnings per share, reserve replacement percentage, Mmcfe production, finding cost per Mcfe and total General and Administrative (G&A) expense were as follows:

	Fiscal 2017			Fiscal 2016
Metric Category	Minimum(1)	Target(1)	Weighting	Minimum(1)	Target(1)	Weighting
Earnings per share (1)(3)	($0.35)	$0.01	7%	($0.39)	$0.01	7%
Reserve replacement percentage (1)	150%	180%	17%	40%	80%	17%
Mmcfe production (1)	1%	5%	7%	-6%	-2%	7%
	Maximum(2)	Target(2)	Weighting	Maximum(2)	Target(2)	Weighting
All-In Finding cost per Mcfe (2)(4)	$1.50	$1.00	29%	$1.50	$1.00	57%
Capital Deployed Finding cost per Mcfe (2)(5)	$1.50	$1.00	29%	N/A	N/A	N/A
Total G&A expense (2)	$7.5 mil	$7.3 mil	11%	$7.6 mil	$7.4 mil	12%

(1)

If the Target is achieved in any metric category utilizing a Minimum measurement, 100% credit is earned. If the Minimum is achieved for any of these metric categories and the Target is not achieved, 50% credit is earned, with the remaining 50% based on the proportion achieved between the Minimum and the applicable Target. If the Minimum is not achieved in a metric category, no credit is earned.

(2)

If the Maximum is exceeded for any of these three metric categories, no credit is received for the affected metric category. If the Target is met for these metric categories, 100% credit is earned. If the amount achieved is below the Maximum for either of these metric categories and the Target is not achieved, 50% credit is earned, with the remaining 50% based on the proportion achieved between the Maximum and the applicable Target.

(3)	Earnings per share is net of the tax effected net change during the fiscal year in receivables and payables related to derivative contracts.
(4)

All-in finding cost per Mcfe is defined by the Compensation Committee as the total of all fiscal year exploration and development costs (excluding any costs for property acquisitions) divided by the change in proved developed reserves (excluding any changes in proved developed reserves related to property acquisitions). Standard SEC pricing is used to calculate these reserves; however, instead of utilizing the SEC standard conversion factor of six Mcf to one barrel of oil or NGL, the conversion factor is based on the ratio of the oil price or NGL price to the natural gas price.

(5)

Current year capital deployed finding cost per Mcfe is defined by the Compensation Committee as the total of all fiscal year exploration and development costs (excluding any costs for property acquisitions) divided by proved developed reserve changes related only to extensions, discoveries and conversions. Standard SEC pricing is used to calculate these reserves; however, instead of utilizing the SEC standard conversion factor of

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six Mcf to one barrel of oil or NGL, the conversion factor is based on the ratio of the oil price or NGL price to the natural gas price.

The Compensation Committee believes that combining the performance metric categories of growing reserves, increasing Mcfe production, minimizing finding cost per Mcfe and managing G&A (overhead) expense are the important measurements necessary for increasing shareholder value and to grow our oil and gas exploration and production business. The target metrics of minimizing finding cost per Mcfe is intended to discourage drilling marginal or unprofitable wells only to achieve increased production and reserves. These metrics have been adopted by the Compensation Committee to focus management on drilling wells that are economically viable and generate a reasonable rate of return for the Company. The earnings per share metric has the effect of discouraging excessive risk taking. The Compensation Committee does not believe that these performance metrics reward executives for taking risks beyond those risks inherent in the oil and gas exploration and production business.

The Compensation Committee has the discretion to modify the effect of any of the objective performance metrics if unforeseen or uncontrollable conditions result in any of these metrics not being relevant to the Company’s results for the year.

The subjective performance goals are tailored to fit the job description of each executive officer by weighting each major area of responsibility. Within each major area, a breakdown is made of more detailed areas of responsibility. An evaluation of the Chief Executive Officer is performed annually by the Compensation Committee. The Chief Executive Officer performed the evaluation of each of the other executive officers. In these evaluations, performances are evaluated on each of the detailed areas of responsibility.

The Committee reviewed the performance of Paul F. Blanchard, Jr., President and Chief Executive Officer, in meeting the objective performance metrics and his subjective performance goals for fiscal 2017. In addition, the Committee noted that the Company’s share price had outperformed the S&P Oil and Gas Exploration and Production Index for the last five fiscal years while underperforming the S&P Smallcap 600 Index. The Company’s share price increased 36% during fiscal 2017.

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The graph below matches Panhandle Oil and Gas Inc.’s cumulative 5-Year total shareholder return on Common Stock with the cumulative total returns of the S&P Smallcap 600 index and the S&P Oil & Gas Exploration & Production index. The graph tracks the performance of a $100 investment in our Common Stock and in each index (with the reinvestment of all dividends) from September 30, 2012, to September 30, 2017.

	9/12	9/13	9/14	9/15	9/16	9/17

Panhandle Oil and Gas Inc.	100.00	93.13	198.09	108.06	118.34	161.92
S&P Smallcap 600	100.00	131.51	139.07	144.37	170.52	206.42
S&P Oil & Gas Exploration & Production	100.00	127.03	137.66	80.59	95.95	86.18

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

The Compensation Committee believes that the cash bonus element of compensation for Mr. Blanchard, President and Chief Executive Officer, should principally reflect his success in achieving the above outlined objective performance metrics. His bonus calculation was based on a weighting of 70% for meeting the objective performance metrics and 30% for meeting their subjective performance goals.

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Cash bonuses are paid in the first fiscal quarter (December) of each fiscal year based on the preceding fiscal year’s metric results. Thus, bonuses awarded in fiscal 2017 (paid in December 2016) were based on the following fiscal 2016 objective performance metric results.

Metric Category	Actual Results	Target
Earnings per share	($0.45)	$0.01
Reserve replacement percentage	-287%	80%
Mmcfe production	-16%	-2%
Finding cost per Mcfe	$0.00	$1.00
Total G&A expense	$7.14 mil	$7.40 mil

The maximum targeted annual cash bonus that could have been paid in December 2016 to Mr. Coffman, our Chief Executive Officer during fiscal 2016 (based on fiscal 2016 results) was 100% of his $327,000 base salary. The maximum targeted annual cash bonus that could have been paid in December 2016 to Mr. Blanchard, our current Chief Executive Officer who was our Chief Operating Officer during fiscal 2016 (based on fiscal 2016 results) was 75% of his $297,000 base salary. See “Executive Compensation – Summary Compensation Table”, footnotes (4) and (6), page 33, for the dollar amount of their cash bonuses for fiscal years 2017, 2016 and 2015.

The other named executive officers’ annual bonuses were targeted at 30% of base salaries and were based 50% on meeting subjective performance goals and 50% on meeting Company objective performance metrics.

Cash bonus payments made to all named executive officers during the first fiscal quarter of 2017 (December 2016) are set forth below in the “Summary Compensation Table” under “Executive Compensation” on page 33.

Long-Term Equity-Based Restricted Stock Compensation

Our executive officers are eligible to receive stock-based awards under the Restricted Stock Plan. The objectives of the Restricted Stock Plan are to attract and retain key employees, align their interests with those of the Company’s shareholders, motivate them to achieve long-range goals and reward individual performance. Because executives’ compensation from stock-based awards is heavily weighted to our stock price performance, the Compensation Committee believes stock-based awards create a strong incentive to improve long-term financial performance and increase shareholder value.

Vesting provisions contained in the stock restriction agreements for restricted stock awards are used by the Compensation Committee as another method to tie executive compensation both to continuing service by the executive to the Company and to the growth in shareholder value, as measured by the market price of the Company’s shares. Under various circumstances, the restricted stock awards may vest totally, partially or not at all.

A portion (usually 25%) of these restricted stock awards vest if the executive officers remain employees of the Company for the vesting period (known as “non-performance shares”). These time-vested stock awards are forfeited if the officer does not remain continuously employed for the vesting period (typically three years). The other portion (usually 75%) of these

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restricted stock awards vest based on the market price performance of the Company’s Common Stock at the completion of three years of service (known as “performance shares”). The Compensation Committee believes a three-year vesting schedule for restricted stock awards enhances the retention value of these awards and positions the Company competitively from a market perspective. For a description of the stock-based awards for executive officers under the Restricted Stock Plan, see the table entitled “Outstanding Restricted Stock Awards” on page 39.

Longnecker reviewed the total direct compensation packages of our executives, including our stock-based award program and recommended the Committee continue the use of restricted stock awards. The Compensation Committee relied upon the market data, Company performance and individual performance in the determination of stock-based awards for our executive officers. After considering all of these factors, in fiscal 2017 (December 2016), our committee approved the following restricted stock awards, which vest over a three-year period: Paul F. Blanchard, Jr., 3,951 non-performance shares and 11,851 performance shares; Lonnie J. Lowry, 738 non-performance shares and 2,213 performance shares; Freda R. Webb 1,306 non-performance shares and 3,919 performance shares; and Robb P. Winfield, 850 non-performance shares and 2,548 performance shares.

Retirement of Former Chief Executive Officer

Michael C. Coffman, the Company’s former President and Chief Executive Officer, retired from the Company on December 31, 2016. Upon his retirement, certain non-performance shares awarded to Mr. Coffman under the Restricted Stock Plan vested which are discussed under the caption “Chief Executive Officer Actual Realized Compensation” on page 35.  In addition, upon his retirement Mr. Coffman forfeited certain restricted stock awards which are discussed under the caption “Outstanding Restricted Stock Awards” on page 39.

Clawback Policy

The Company’s clawback policy further aligns the interests of our executives with shareholders. Under our clawback policy, during the 3-year period preceding the date of an accounting restatement based on erroneous data due to material non-compliance with any financial reporting requirement under federal securities laws that affect directly or indirectly the objective and subjective metrics used to determine bonuses and restricted stock awards, the Company shall be entitled to recover from any executive the amount of incentive compensation paid to the executive in excess of what would have been paid under such restated audited financial statements.

Broad-Based Employee Benefits

•

The Company’s ESOP Plan is a tax-qualified, defined contribution plan that covers all employees, including the executive officers. Under the ESOP Plan, the Company contributes shares of its Common Stock to the ESOP Plan based on the employees’ total compensation level.

•	All employees, including the executive officers, are eligible to participate on the same basis in all of the Company’s other employee benefit plans which include medical,

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dental, vision, group life, long-term disability and accidental death and dismemberment insurance.
•	The Company provides no other perquisites or personal benefits to its executive officers.

Change-In-Control Executive Severance Agreements

The Board believes that, in the event of a change-in-control of the Company, the executives’ performance may become hampered by distraction, uncertainty or other activities, which might adversely affect shareholder values. To reduce these potential adverse effects and to encourage fair treatment of the executive officers in connection with any change-in-control event, the Company began to enter into Change-In-Control Executive Severance Agreements in 2007 with the executive officers to provide for change-in-control protection. Under these Agreements, if, within two years following a change-in-control event, the Company terminates the employment of any of the executives without cause or any executive resigns for good reason as defined in the Agreements, that executive would be entitled to a severance payment, payable in a lump sum, in cash, following his or her termination, in an amount equal to two times the average of the compensation paid to the executive during the two calendar years preceding the change-in-control event (or the annual average of any shorter period). Compensation for this purpose includes the sum of the executive’s base salary, cash bonuses and ESOP Plan contribution (restricted stock awards are excluded). The bonus amount used in determining the executive’s compensation will not be less than two times his or her targeted bonus for the calendar year in which the change-in-control event occurs (or if not yet determined for that year, two times the executive’s targeted bonus for the preceding calendar year). Further, if the executive qualifies, and the Company is required to provide coverage under COBRA, the Company shall reimburse the executive the costs of purchasing continuing coverage under COBRA for the executive and his or her dependents for as long as he or she qualifies for COBRA coverage. The Company became subject to COBRA on January 1, 2014.

A change-in-control event generally means: (i) the acquisition of beneficial ownership of 30% or more of the Company’s Common Stock; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director, whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (iii) approval by the Company’s shareholders of (a) a reorganization, merger or consolidation which results in the ownership of 20% or more of the Company’s Common Stock by persons or entities that were not previously shareholders, (b) a liquidation or dissolution of the Company, or (c) the sale of substantially all of the Company’s assets.

There may arise situations where the potential to merge with or be acquired by another company may be in the best interest of our shareholders. Based on this potential, the Company believes that the “double trigger” requiring both (i) a change-in-control event and (ii) the termination of an executive’s employment without cause or his or her resignation for good reason after the event is appropriate to provide fair treatment of the executive officers, while allowing them to continue to concentrate on enhancing shareholder value during a change-in-

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control event, as they may take actions which ultimately may lead to termination of their employment after the change-in-control event.

Pursuant to the Change-In-Control Executive Severance Agreements, assuming that a change-in-control event took place on the last business day of fiscal 2017, and an executive’s employment was terminated without cause, or the executive terminated his or her employment for good reason, within two years following this assumed change-in-control event, the executives named below would receive the following severance payments:

Name (4)	Salary(1)	Bonus(2)	Total(3)
Paul F. Blanchard, Jr.	$654,950	$626,000	$1,280,950
Lonnie J. Lowry	$433,220	$114,000	$547,220
Freda R. Webb	$442,898	$207,000	$649,898
Robb P. Winfield	$368,956	$175,000	$543,956

(1)

Calculated based on (i) two times the average of the executive officer’s base salary during calendar years 2015 and 2016 plus (ii) two times the average amount contributed to the ESOP on behalf of each executive during calendar years 2015 and 2016.

(2)	Calculated based on two times the maximum targeted bonus for each executive for calendar year 2017.
(3)

In addition, if the Company is required to provide continuing coverage to its employees under COBRA (as defined in Section 4980B of the Internal Revenue Code of 1986) at the time of a change-in-control, the Company will reimburse each executive for all costs incurred by them in purchasing such continuing coverage for themselves and their dependents as long as they qualify for COBRA coverage.

(4)	Michael C. Coffman retired in December 2016 and therefore is not included in this table.

Other than the Change-In-Control Executive Severance Agreements, the Company maintains no employment agreements with its executive officers.

Other Compensation Matters

The Company does not have ownership requirements or a stock retention policy for its executive officers. The Company’s Code of Ethics and Business Practices prohibits directors, officers and employees from engaging in speculative transactions involving the Company’s securities.

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1,000,000 annually paid to any of our executive officers, unless the compensation qualifies as performance-based compensation. Exclusive of performance based restricted stock awards, our compensation levels are below the Section 162(m) level.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Darryl G. Smette – Chair
Robert O. Lorenz
Robert E. Robotti
Chad L. Stephens III
H. Grant Swartzwelder

Executive Compensation

The table below sets forth information for the three most recently completed fiscal years concerning compensation paid to our named executive officers in those fiscal years for services in all capacities.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Base Salary (1)	Cash Bonus (1)	Stock Awards (2)	All Other Compensation (3)	Total	Three-Year Average

Paul F. Blanchard, Jr.,	2017	$309,000	$87,620(6)	$270,798	$48,975(7)	$716,393
President and Chief	2016	$297,000	$90,762(6)	$219,474	$31,229(7)	$638,465
Executive Officer (12)	2015	$294,375	$234,014(6)	$246,654	$31,762(7)	$806,805
							$720,554

Lonnie J. Lowry,	2017	$190,000	$40,000	$50,574	$36,952(8)	$317,526
Vice President,	2016	$190,000	$44,000	$51,063	$21,428(8)	$306,491
Corporate Secretary (13)	2015	$188,925	$52,750	$43,036	$21,539(8)	$306,250
							$310,089

Freda R. Webb, Vice	2017	$202,875	$44,250	$89,536	$38,657(9)	$375,318
President, Operations (14)							$125,106

Robb P. Winfield, Vice	2017	$172,375	$37,000	$58,236	$33,078(10)	$300,689
President, Chief Financial	2016	$162,625	$38,000	$44,206	$17,564(10)	$262,395
Officer and Controller (15)	2015	$155,625	$44,750	$35,565	$17,157(10)	$253,097
							$272,060

Michael C. Coffman,	2017	$81,750	$130,000(4)	$0	$8,165(5)	$219,915
Former President and Chief	2016	$327,000	$136,318(4)	$285,569(17)	$34,360(5)	$783,247
Executive Officer (16)	2015	$322,750	$341,958(4)	$320,921(17)	$34,815(5)	$1,020,444
							$674,535

Ben Spriestersbach,	2017	$0	$0	$0	$0	$0
Former Vice	2016	$0	$0	$0	$0	$0
President of Land (11)	2015	$12,750	$93,000	$0	$964	$106,714
							$35,571

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(1)

Base salaries are set on a calendar year basis and are reported on a fiscal year basis ending on September 30 of each year. This means that the salary shown above for each fiscal year reported represents three months’ salary of the previous calendar year and the first nine months of the current calendar year through September 30 fiscal year-end. Cash bonuses are paid in December of each year based on the preceding fiscal year’s performance. Bonuses shown for fiscal 2017 were paid in December 2016 and were based on fiscal 2016 financial and operating performance. The same timing of payments and Company performance holds true for fiscal 2016 and fiscal 2015.

(2)

In accordance with applicable accounting standards, these amounts represent the aggregate grant date fair value of the awards on the award date. The ultimate value realized by the executive officers on vesting of the awards may or may not equal the fair market value at award date based on failure to achieve the specified vesting requirements. Under certain circumstances, the awards may wholly or partially vest or never vest. See footnotes (2), (4) and (6) to table entitled “Outstanding Restricted Stock Awards” on page 39.

(3)	Includes immaterial amounts for group life insurance premiums for fiscal years 2017, 2016 and 2015.
(4)

Included in Mr. Coffman’s cash bonuses are performance bonuses (based on each fiscal year’s financial and operating performance and subjective performance goals) and supplemental payments for the portion of his earned ESOP Plan contribution, which could not be made due to the deferral maximum regulations of the Internal Revenue Service. The performance bonuses paid in fiscal years 2017, 2016 and 2015 were $116,400, $108,000 and $290,470, respectively. The supplemental payments in fiscal years 2017, 2016 and 2015 were $13,600, $28,318 and $50,738, respectively.

(5)

Represents the value of 0 shares for fiscal 2017, 1,209 shares for fiscal 2016 and 1,287 shares for fiscal 2015, of Company stock contributed to the ESOP Plan on Mr. Coffman’s behalf based on the closing market price of the shares on the last day of each fiscal year and dividends received from restricted stock awards of $7,373, $11,840 and $12,827 for fiscal years 2017, 2016 and 2015, respectively.

(6)

Included in Mr. Blanchard’s cash bonuses are performance bonuses (based on each fiscal year’s financial and operating performance and subjective performance goals) and supplemental payments for the portion of his earned ESOP Plan contribution, which could not be made due to the deferral maximum regulations of the Internal Revenue Service. The performance bonuses paid in fiscal years 2017, 2016 and 2015 were $79,300, $72,000 and $199,400, respectively. The supplemental payments in fiscal years 2017, 2016 and 2015 were $8,320, $18,762 and $33,864, respectively.

(7)

Represents the value of 1,670 shares for fiscal 2017, 1,209 shares for fiscal 2016 and 1,287 shares for fiscal 2015, of Company stock contributed to the ESOP Plan on Mr. Blanchard’s behalf based on the closing market price of the shares on the last day of each fiscal year and dividends received from restricted stock awards of $8,709, $9,169 and $10,548 for fiscal years 2017, 2016 and 2015, respectively.

(8)

Represents the value of 1,449 shares for fiscal 2017, 1,067 shares for fiscal 2016 and 1,196 shares for fiscal 2015, of Company stock contributed to the ESOP Plan on Mr. Lowry’s behalf based on the closing market price of the shares on the last day of each fiscal year and dividends received from restricted stock awards of $1,660, $1,401 and $1,017 for fiscal years 2017, 2016 and 2015, respectively.

(9)

Represents the value of 1,564 shares for fiscal 2017, of Company stock contributed to the ESOP Plan on Ms. Webb’s behalf based on the closing market price of the shares on the last day of each fiscal year and dividends received from restricted stock awards of $627 for fiscal year 2017.

(10)

Represents the value of 1,319 shares for fiscal 2017, 915 shares for fiscal 2016 and 991 shares for fiscal 2015, of Company stock contributed to the ESOP Plan on Mr. Winfield’s behalf based on the closing market price of the shares on the last day of each fiscal year and dividends received from restricted stock awards of $1,552, $1,323 and $975 for fiscal years 2017, 2016 and 2015, respectively.

(11)

Mr. Spriestersbach retired in October 2014 and received partial vesting for fiscal 2012 restricted stock awards received in December 2011. Pursuant to the Restricted Stock Plan, he forfeited his restricted stock awards for fiscal years 2012 and 2013. He did not receive any restricted stock awards based on fiscal 2014 results.

(12)	Until January 1, 2017, Mr. Blanchard held the title of Senior Vice President, Chief Operating Officer.
(13)	Until January 1, 2017, Mr. Lowry held the title of Vice President, Chief Financial Officer and Secretary.
(14)	Ms. Webb was named an executive officer effective January 1, 2017.
(15)	Until January 1, 2017, Mr. Winfield held the title of Controller and Chief Accounting Officer.
(16)

Mr. Coffman retired on December 31, 2016. He received partial vesting for non-performance restricted stock awards received in fiscal 2015 and 2016, and forfeited the remaining non-performance restricted stock awards for those years. He did not receive any restricted stock awards in fiscal 2017.

(17)

Upon his retirement on December 31, 2016, Mr. Coffman forfeited the value of $141,088 unvested restricted stock unit awards including $98,222 of value reported herein. Accordingly, his compensation total for purposes of this Summary Compensation Table for fiscal 2015 and 2016 was $290,672 and $217,595, respectively.

The Company’s only equity incentive plans for its executive officers are the ESOP Plan and the Restricted Stock Plan, both described below.

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Chief Executive Officer Actual Realized Compensation

The supplemental table below, which details Michael Coffman’s, our then Chief Executive Officer, actual realized compensation (which equals his IRS Form W-2 income) for calendar 2015 and 2016 and Paul Blanchard’s, our current Chief Executive Officer, actual realized compensation (which equals his IRS Form W-2 income) for calendar 2017, is not a substitute for the Summary Compensation Table on pages 33 and 34. “Total Actual Realized Compensation” differs substantially from “Total Compensation” as shown in the Summary Compensation Table. The principal differences between these totals are: i) the table below reports the actual value realized on restricted stock compensation during each year (as vesting occurs), whereas the Summary Compensation Table reports the grant date fair market value in the year of each award irrespective of vesting; ii) the table below does not include the value of the ESOP Plan contribution portion of “All Other Compensation” reported in the Summary Compensation Table because it is not taxable income; and iii) the table below reflects calendar year compensation amounts, whereas compensation amounts shown in the Summary Compensation Table are based on the Company’s fiscal year.

Upon Mr. Coffman’s retirement on December 31, 2016, 6,296 non-performance shares which were awarded to him under the Restricted Stock Plan vested. The value of these shares at vesting was $148,271. In accordance with IRS rules, this value will be reported as income to Mr. Coffman in calendar 2017 and is therefore excluded from the schedule below.

Calendar Year	Salary	Cash Bonuses	Dividends from Restricted Stock	Value of Vested Restricted Stock Awards	Other	Total Actual Realized Compensation

2017	$313,000	$307,095	$8,573	$366,618	$774	$996,060
2016	$327,000	$130,000	$11,797	$571,685	$792	$1,041,274
2015	$327,000	$136,318	$12,528	$342,058	$1,320	$819,224

ESOP Plan

The ESOP Plan is a tax-qualified, defined contribution plan and serves as the Company’s only retirement plan for its employees. Contributions are made at the discretion of the Board and, to date, all contributions have been made in shares of Common Stock. Contributions are allocated to all participants in proportion to their compensation for the plan year and 100% vesting occurs after three years of service. Separation prior to three years of service results in forfeiture of all contributions received. All employees, including the named executive officers, may participate in the 401(k) portion of the ESOP Plan on a voluntary basis. Under the terms of the 401(k) portion of the ESOP Plan, eligible employees may elect to defer a portion of their earnings up to the maximum allowed by regulations of the Internal Revenue Service. The Company makes no matching contributions to the 401(k) portion of the ESOP Plan.

Amended 2010 Restricted Stock Plan

General. The number of shares of common stock covered by the Restricted Stock Plan is 500,000 shares and, after shareholders approved amendments to the Restricted Stock Plan in 2014, directors became eligible for awards of restricted stock. The Compensation Committee is

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given the authority to determine the award and vesting terms for all awards to directors and officers.

After the awards of restricted stock in December 2017, and the vesting of restricted stock in December 2017, there are 163,234 shares of Common Stock currently available under the Restricted Stock Plan for future awards of restricted stock.

Awards. The Restricted Stock Plan permits awards of restricted stock to Company officers and directors and is used by the Compensation Committee for retention and long-term incentive compensation. The Company sells shares of restricted stock to officers and directors at a significant discount to the fair market value of the shares, generally at the par value of the shares. The vesting terms under the Restricted Stock Plan will be determined by the Compensation Committee when it awards shares of restricted stock. Under various vesting requirements, the restricted stock awards may wholly, partially or never vest. The Company will repurchase the restricted stock at the original purchase price if vesting does not occur.

Officers participate in this program based on their (i) ability to make a significant contribution to the Company’s financial and operating results, (ii) level of responsibility and (iii) performance. No officer is entitled to participate automatically based on title, position or salary level. This program is designed to help retain key officers of the Company and participation is highly selective.

Based in part on a recommendation by Longnecker, the Restricted Stock Plan was amended by vote of the shareholders at the 2014 Annual Meeting to include the directors as participants in the Restricted Stock Plan.

The initial grant of restricted stock to directors valued at $35,000 was made in May 2014 and vested throughout the remainder of calendar 2014. On March 4, 2015, each director was granted restricted stock valued at $35,000, vesting quarterly throughout calendar 2015. At its December 9, 2015, meeting, the Board approved restricted stock awards with a grant date of December 31, 2015, to each director in the amount of $35,000 vesting quarterly throughout calendar 2016. On December 9, 2016, the Board approved restricted stock awards to each director valued at $35,000, vesting quarterly throughout calendar 2017. On December 12, 2017, the Board approved restricted stock awards to each director valued at $35,000 which will vest quarterly throughout calendar 2018.

Each participant in the Restricted Stock Plan enters into a stock restriction agreement with the Company setting forth the terms, conditions and restrictions of the restricted stock award. The restricted stock is issued by the Company in the name of the participant and deposited with the Company, or an escrow agent determined by the Compensation Committee, until the restrictions lapse or until vesting is no longer possible under the stock restriction agreement.

During the restriction period, subject to the terms and conditions of the stock restriction agreement, a participant holding restricted stock has the right to receive dividends on the shares, vote the shares and enjoy other shareholder rights related to the restricted stock. On expiration of the restriction period, subject to the terms of the Restricted Stock Plan, the stock restriction

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agreement and the vesting requirements, the participant will be entitled to receive shares of Common Stock no longer subject to restriction.

Effective Date and Term. The Restricted Stock Plan initially became effective in March 2010, when approved by shareholders. No restricted stock can be awarded after the day before the tenth anniversary of the date of shareholder approval, but the vesting periods for restricted stock previously sold may extend beyond that date. The tenth anniversary will be measured from the date of approval by the shareholders of the amendments to the Restricted Stock Plan on March 5, 2014.

Eligibility. Any current officer or director of the Company, or any future subsidiary entities in which the Company has a controlling interest, as determined by the Compensation Committee, are eligible to be granted an award of restricted stock.

Administration. The Plan is administered by the Compensation Committee, which has authority to grant awards of restricted stock and determine the recipients and the terms of awards. The Compensation Committee has full authority to construe and interpret the terms of the Restricted Stock Plan and to determine all facts necessary for its administration.

Stock Subject to the Restricted Stock Plan. Subject to adjustments allowed under the Restricted Stock Plan, awards of restricted stock may be made up to 500,000 shares of Common Stock. If any award of restricted stock expires or is terminated, forfeited or canceled without being fully vested, the unused shares covered by such award will be repurchased by the Company and will again be available for awards under the Restricted Stock Plan.

Restricted Stock. Pursuant to the Restricted Stock Plan, the Compensation Committee may grant awards of restricted stock on the terms and conditions set forth by the Compensation Committee in the applicable stock restriction agreement, including the conditions for vesting, the vesting periods, the issue price and the acceleration of vesting in certain events.

Adjustments Due to Changes in Capitalization or Control. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of shares of Common Stock other than an ordinary cash dividend, (i) the number of shares of Common Stock available under the Restricted Stock Plan, (ii) the number of shares of Common Stock subject to and the repurchase price per share subject to each outstanding restricted stock award, and (iii) the terms of each other outstanding award shall be equitably adjusted by the Company in the manner determined by the Compensation Committee.

Change in Control. On the occurrence of a change in control of the Company as defined in the Restricted Stock Plan, except to the extent provided to the contrary in the stock restriction agreement between a participant and the Company, all restrictions, vesting requirements and other conditions on all restricted stock awards then outstanding shall automatically lapse and be deemed terminated or satisfied, as applicable.

Transferability of Awards. Unless otherwise provided by the Compensation Committee, restricted stock will be nontransferable, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

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Voting and Dividends. Holders of shares of restricted stock may vote and receive dividends paid on their shares.

Termination of Employment. The Compensation Committee, in conjunction with the terms of the stock restriction agreement between a participant and the Company, will determine the effect on restricted stock due to the disability, death, retirement, termination or other cessation or change in the employment of a participant.

Tax Withholding. A participant in the Restricted Stock Plan must satisfy all applicable federal, state and local or other income and employment tax withholding obligations of the Company before it will authorize the restricted stock to be released by the Company or from escrow. The Compensation Committee requires, pursuant to mutually agreed to amendments of existing agreements, and intends to continue to require a participant to satisfy all of these withholding obligations by transferring shares of restricted stock to the Company.

Amendment of Awards. The Compensation Committee may amend, suspend or terminate, in whole or in part, the Restricted Stock Plan at any time; provided that if at any time the approval of the Company’s shareholders is required as to any modification or amendment under applicable laws and rules, the Compensation Committee may not effect such modification or amendment without shareholder approval. Unless otherwise specified in the amendment, any amendment to the Restricted Stock Plan shall apply to, and be binding on, the holders of restricted stock under the Restricted Stock Plan at the time the amendment is adopted, provided, the Compensation Committee determines that such amendment does not materially and adversely affect the rights of participants.

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Outstanding Equity Awards. The following table provides information on the holdings of restricted stock by our named executive officers at December 12, 2017, which is the last date restricted stock has been awarded:

OUTSTANDING RESTRICTED STOCK AWARDS

Name	Award Date	Approval Date	Number of Shares of Restricted Stock That Have Not Vested	Market Value of Shares of Restricted Stock That Have Not Vested
Paul F. Blanchard, Jr.	December 9, 2015	December 9, 2015	19,716(1)(2)	$469,241(7)
	December 9, 2016	December 9, 2016	15,802(3)(4)	$376,088(7)
	December 12, 2017	December 12, 2017	21,133(5)(6)	$443,793(8)

Lonnie J. Lowry	December 9, 2015	December 9, 2015	4,587(1)(2)	$109,171(7)
	December 9, 2016	December 9, 2016	2,951(3)(4)	$70,234(7)
	December 12, 2017	December 12, 2017	4,524(5)(6)	$95,004(8)

Freda R. Webb (9)	December 9, 2016	December 9, 2016	5,225(3)(4)	$124,355(7)
	December 12, 2017	December 12, 2017	7,571(5)(6)	$158,991(8)

Robb P. Winfield	December 9, 2015	December 9, 2015	3,971(1)(2)	$94,510(7)
	December 9, 2016	December 9, 2016	3,398(3)(4)	$80,872(7)
	December 12, 2017	December 12, 2017	5,571(5)(6)	$116,991(8)

Michael C. Coffman (10)	December 9, 2015	December 9, 2015	19,241(1)(2)	$457,936(7)

(1)	Messrs. Coffman, Blanchard, Lowry and Winfield paid $427.41, $328.47, $76.42 and $66.16, respectively, to purchase their restricted stock.
(2)

Consists of the restricted stock awards granted on December 9, 2015, 25% of which vests on the completion of three years of service, and 75% of which vests based on the market price performance of the Company’s Common Stock at the completion of three years of service.

(3)	Messrs. Blanchard, Lowry and Winfield and Ms. Webb paid $263.42, $49.19, $56.64 and $87.10, respectively, to purchase their restricted stock.
(4)

Consists of the restricted stock awards granted on December 9, 2016, 25% of which vests on the completion of three years of service, and 75% of which vests based on the market price performance of the Company’s Common Stock at the completion of three years of service.

(5)	Messrs. Blanchard, Lowry and Winfield and Ms. Webb paid $352.29, $75.42, $92.87 and $126.21, respectively, to purchase their restricted stock.
(6)

Consists of the restricted stock awards granted on December 12, 2017, 25% of which vests on the completion of three years of service, and 75% of which vests based on the market price performance of the Company’s Common Stock at the completion of three years of service.

(7)	Based on the closing market price of the Company’s Common Stock of $23.80 on September 29, 2017.
(8)	Based on the closing market price of the Company’s Common Stock of $21.00 on December 12, 2017.
(9)	Ms. Webb was elected as Vice President, Operations effective January 1, 2017. She was not a named executive officer in fiscal 2015 or fiscal 2016.
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Mr. Coffman retired in December 2016 and received partial vesting (6,296 shares) for non-performance restricted stock awards granted in December 2014 and 2015. He forfeited 5,991 shares of his non-performance restricted stock awards granted in December 2014 and 2015. Mr. Coffman’s 19,241 shares that have not vested are all performance shares granted in December 2015. He did not receive any restricted stock awards based on fiscal 2016 or fiscal 2017 results.

Vesting of the performance shares of restricted stock awards is based on the market price performance of the Company’s Common Stock at the completion of the time vesting period. For

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performance shares to partially vest, the Company’s Common Stock must appreciate at a prescribed minimum rate as set forth in each stock restriction agreement. If not, no performance shares vest. To fully vest, the Common Stock must appreciate at a prescribed rate set forth in each stock restriction agreement. If the appreciation rate is between the prescribed minimum and maximum, the restricted stock will partially vest on a pro rata basis.

An aggregate of 41,439 shares of restricted stock granted to Messrs. Coffman, Blanchard, Lowry and Winfield on December 10, 2014, vested on December 10, 2017. Since all restricted shares vested that were granted on December 10, 2014, no unvested shares were repurchased by the Company on December 10, 2017.

Vesting of the time-vested restricted stock awards occurs only if the officers remain continuously employed by the Company for the required vesting period. If not, all such awards are forfeited.

Stock Ownership of Certain Beneficial Owners

Based on filings with the Securities and Exchange Commission and information supplied by the shareholders, we believe the following shareholders are beneficial owners of more than 5% of our outstanding shares of Common Stock as of December 31, 2017:

Name and Address	Amount of Shares	Percent of
of Beneficial Owner	Beneficially Owned	Common Stock

BlackRock Inc. (1)	1,099,002	6.6%
55 E. 52nd Street
New York, NY 10022

T. Rowe Price Associates Inc. (2)	872,794	5.2%
100 E. Pratt Street
Baltimore, MD 21202

Trigran Investments, Inc. (3)	1,719,416	10.3%
630 Dundee Road, Suite 230
Northbrook, IL 60091

(1)	Based on a Schedule 13G/A filed with the SEC in January 2017.
(2)	Based on a Schedule 13G/A filed with the SEC in February 2017.
(3)	Based on a Schedule 13G/A filed with the SEC in February 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock, and to furnish the Company with copies of such reports. Based on a review of the filings with the Securities and Exchange Commission and representations that no other reports were filed, the Company believes that during fiscal 2017 all directors and executive officers complied with the reporting requirements

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of Section 16(a), with the exception of retired director Robert A. Reece who filed a late report on January 26, 2017, relating to 3,500 shares gifted on December 28, 2016.

Shareholder Proposals

Proposals of shareholders intended to be presented by shareholders at the next annual meeting to be held in March 2019, and to be included in the proxy statement and form of proxy card pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, must be received by the Company by October 1, 2018. Any such proposals should be in writing and sent by certified mail, return receipt requested, to the Company’s office at the address shown below under the caption “Form 10‑K”, Attention: Secretary. On receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and any proxy card in accordance with SEC regulations governing the solicitation of proxies.

Under the Company’s Bylaws, in order for a shareholder to nominate a candidate for director, or propose other business to be considered by shareholders, timely notice of the nomination or the other business proposed must be received by the Company in advance of the annual meeting. Ordinarily, such notice must be received not less than 90 nor more than 120 days prior to the first anniversary of the mailing of notice for the preceding year’s annual meeting. The shareholder filing the notice of nomination must describe various matters regarding the nominee, including, but not limited to, such information as name, address, occupation, business background and shares held, and the nominee must deliver a written questionnaire and agreement to the Company covering certain matters as specified in the Bylaws. In order for a shareholder to bring other business before a shareholders’ meeting, timely notice must be received by the Company within the time limits described above in this paragraph for notice of nomination of a candidate for director. Such notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement under Rule 14a-8 of the Securities and Exchange Act of 1934.

In each case, the notice must be given to the Secretary of the Company at the address shown below under the caption “Form 10-K”. Any shareholder desiring a copy of the Company’s Bylaws will be furnished one without charge on written request to the Secretary. A copy of the Bylaws is available on the Company’s website at www.panhandleoilandgas.com.

The Company’s Bylaws were amended in December 2013 to provide access to the Company’s proxy statement and proxy card for director elections to eligible shareholders who wish to nominate a person for election to the Company’s Board of Directors. To be eligible to access the Company’s proxy statement and proxy card for this purpose, a shareholder, together with its affiliates, must have held beneficial ownership of 5% of the Common Stock for at least one year prior to providing notice to the Company seeking access to its proxy statement. Notice from a shareholder seeking such access must be received by the Company in the same time period required for shareholders seeking to nominate directors to the Company’s Board of Directors. Only one seat on the Board may be held by a person elected as a director resulting from a shareholders use of these proxy access Bylaw provisions. A shareholder seeking access to the Company’s proxy statement shall provide all information required from a shareholder seeking to nominate a director as well as undertakings signed by the shareholder and the

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proposed nominee. The Bylaw provision is the exclusive means for shareholders to include nominees for a director in the Company proxy statement and proxy card.

Annual Report to Shareholders

Copies of the Annual Report to Shareholders for fiscal 2017 are being mailed with this Proxy Statement and a copy of the Annual Report is available on the Company’s website at: www.panhandleoilandgas.com.

Form 10-K

A copy of the Company’s Annual Report on Form 10-K for fiscal 2017, filed with the Securities and Exchange Commission on December 12, 2017, is included in the Annual Report to Shareholders mailed with this Proxy Statement. A separate Form 10-K and copies of the Company’s charters for the various committees of the Board, the Corporate Governance Guidelines and the Company’s codes of ethics are available, free of charge, on written or oral request made to the Company at the address or telephone number set forth below, or can be viewed at the Company’s website: www.panhandleoilandgas.com.

Lonnie J. Lowry, Secretary
Panhandle Oil and Gas Inc.
5400 N. Grand Boulevard, Suite 300
Oklahoma City, OK 73112-5688
405.948.1560

Other Matters

Management knows of no other matters to be brought before the meeting. However, if any other matters do properly come before the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted as the Board may recommend. Whether shareholders plan to attend the meeting or not, they are respectfully urged to mark, sign, date and return the enclosed proxy, which will be returned to them at the meeting if they are present and so request.

By Order of the Board of Directors

January 26, 2018	Lonnie J. Lowry, Secretary

Whether Or Not You Expect To Attend The Annual Meeting, Please Mark, Sign And Date The Enclosed Proxy And Mail It Promptly In The Postage-Paid Envelope Provided.

If Your Shares Are Held By A Broker Or Other Nominee, Please Provide Specific Voting Instructions To The Broker Or Nominee So Your Shares Can Be Voted at the Annual Meeting.

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002CSN8AED

Panhandle Oil and Gas Inc. 2018 Annual Shareholders Meeting

March 7, 2018

9:00 A.M. Oklahoma Time

The Oklahoma History Center

800 Nazih Zuhdi Drive (N.E. 23rd & Lincoln Blvd.)

Oklahoma City, Oklahoma

Panhandle Oil and Gas Inc.

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
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C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3.

	For	Withhold
01 - Lee M. Canaan	☐	☐
02 - Peter B. Delaney	☐	☐

	For	Against	Abstain
2. Ratification of Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm.	☐	☐	☐
3. Approval, by Non-Binding Advisory Vote, of Panhandle Oil and Gas Inc. Executive Compensation.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 3 5 9 4 1 3 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02QJMA

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Panhandle Oil and Gas Inc.

Grand Centre, Suite 300, 5400 North Grand Blvd.
Oklahoma City, OK 73112-5688

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Vickie P. Williams and Deanna P. Tillman, or either of them, as proxies each with full power of substitution, to represent and vote all of the shares of Class A Common Stock of Panhandle Oil and Gas Inc. held of record by the undersigned on January 19, 2018, at the annual meeting of shareholders to be held on March 7, 2018, or any adjournment or postponement thereof. **Should other matters properly come before the meeting, the proxies are further authorized to vote thereon as the Board of Directors may recommend.**

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, AND FOR PROPOSALS 2 AND 3.